Exhibit 99.1

EyeGate Announces Top-Line Results for Phase 3 Trial of EGP-437 in Anterior Uveitis

WALTHAM, MA., September 04, 2018 – EyeGate Pharmaceuticals, Inc. (NASDAQ: EYEG) a clinical-stage, specialty pharmaceutical company with two proprietary platform technologies for treating diseases and disorders of the eye, today announced top-line results from its Phase 3 study evaluating the safety and efficacy of EGP-437 delivered through the EyeGate® II Drug Delivery System (EGDS) in patients with non-infectious anterior segment uveitis.

Although EGP-437 showed clinical efficacy, defined as a reduction in anterior chamber cell score throughout the study, it did not demonstrate non-inferiority to the prednisolone acetate ophthalmic solution control group. This was measured as the proportion of subjects with an anterior cell count of zero (a sign of diminished inflammation) at Day 14. EyeGate will continue to review the data and will be assessing its strategic options for EGP-437 going forward.

Stephen From, President and Chief Executive Officer of EyeGate, said, “Although we are disappointed with the results of the Uveitis study we continue to review the data and assess the path forward for EGP-437. This also represents an opportunity to shift our focus toward the key clinical trials that support our innovative Ocular Bandage Gel (OBG) product, which has the potential to benefit patients with corneal surface damage. We are actively enrolling for the PRK (photorefractive keratectomy) and PE (punctate epitheliopathy) studies, both of which are on track for announcement of top-line data in the fourth quarter of 2018. We continue to consider all strategic alternatives to maximize shareholder value.”

About EyeGate

EyeGate is a clinical-stage specialty pharmaceutical company focused on developing and commercializing products using its two proprietary platform technologies for treating diseases and disorders of the eye.

EyeGate’s OBG platform is based on a cross-linked thiolated carboxymethyl hyaluronic acid (CMHA-S), a modified form of the natural polymer hyaluronic acid, which is a gel that possesses unique physical and chemical properties such as hydrating and healing when applied to the ocular surface. The ability of CMHA-S to adhere longer to the ocular surface, resist degradation and protect the ocular surface makes it well-suited for treating various ocular surface injuries including surgical trauma.

EGP-437, EyeGate’s other product in clinical trials, incorporates a reformulated topically active corticosteroid, Dexamethasone Phosphate that is delivered into the ocular tissues through EyeGate’s proprietary innovative drug delivery system, the EyeGate II Delivery System.  For more information, please visit www.EyeGatePharma.com.

EyeGate Social Media

EyeGate uses its website (www.EyeGatePharma.com), Facebook page (https://www.facebook.com/ EyeGatePharma/), corporate Twitter account (https://twitter.com/EyeGatePharma), and LinkedIn page (https://www.linkedin.com/company/135892/) as channels of distribution of information about EyeGate and its product candidates. Such information may be deemed material information, and EyeGate may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor EyeGate’s website and its social media accounts in addition to following its press releases, SEC filings, public conference calls, and webcasts.  The social media channels that EyeGate intends to use as a means of disclosing the information described above may be updated from time to time as listed on EyeGate’s investor relations website.

Forward-Looking Statements

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, the commercialization efforts and other regulatory or marketing approval efforts pertaining to EyeGate’s products, including the EyeGate OBG product and EyeGate’s EGP-437 combination product, as well as the success thereof, with such approvals or success may not be obtained or achieved on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, certain risk factors described under the heading “Risk Factors” contained in EyeGate’s Annual Report on Form 10-K filed with the SEC on March 2, 2018 or described in EyeGate’s other public filings. EyeGate’s results may also be affected by factors of which EyeGate is not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. EyeGate expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Contact

Joseph Green / Andrew Gibson

Edison Advisors for EyeGate Pharmaceuticals

646-653-7030 / 7719

jgreen@edisongroup.com / agibson@edisongroup.com